Exhibit 23.1


                 CONSENT OF WEINICK SANDERS LEVENTHAL & Co., LLP
                   (INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS)






We consent to the incorporation by reference in the Registration Statements of Atec Group, Inc. on; Form S-3, dated December 29, 1998; Form S-8, dated May 6, 1999, and; Form S-3, dated December 29, 2001, under the Securities Act of 1933 of our report dated August 14, 2002 and to the reference to our firm under the heading "experts" in the prospectus.



                                       /s/ WEINICK SANDERS LEVENTHAL & CO.,LLP


New York, New York
September 26, 2002

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